REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
Sprott Focus Trust, Inc.
Toronto, Ontario, Canada


In planning and performing our audits of the financial
 statements of Sprott Focus Trust, Inc.
(Fund) as of and for the year ended December 31, 2017,
 in accordance with the standards of
the Public Company Accounting Oversight Board (United
 States), we considered their internal
 control over financial reporting, including control
 activities for safeguarding securities,
 as a basis for designing our auditing procedures for
 the purpose of expressing our opinion
 on the financial statements and to comply with the
 requirements of Form N-SAR, but not for
 the purpose of expressing an opinion on the
 effectiveness of the Funds internal control over
 financial reporting.   Accordingly, we express
 no such opinion.

The management of the Fund is responsible for
 establishing and maintaining effective internal
 control over financial reporting.   In fulfilling
 this responsibility, estimates and judgments
 by management are required to assess the expected
 benefits and related costs of controls.
   A companys internal control over financial
 reporting is a process designed to provide
 reasonable assurance regarding the reliability
 of financial reporting and the preparation
 of financial statements for external purposes
 in accordance with generally accepted
 accounting principles.   A companys internal
control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.


Because of inherent limitations, internal control
 over financial reporting
 may not prevent or detect misstatements.   Also,
 projections of any evaluation
 of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
 financial reporting exists when the
 design or operation of a control does
 not allow management or employees,
 in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
   A material weakness is a deficiency,
 or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.





Board of Directors
Sprott Focus Trust, Inc.






Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
   However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of December 31, 2017.

This report is intended solely for the information and use of management, and the Board of Directors of Sprott Focus Trust, Inc. and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





	TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 1, 2018